                                                                      EXHIBIT 11

                       HORACE MANN EDUCATORS CORPORATION
                      COMPUTATION OF NET INCOME PER SHARE
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       YEAR ENDED DECEMBER 31,
                                                     ---------------------------
                                                      1996      1995      1994
                                                     -------   -------   -------
Primary - reported:

Weighted average number of common shares
  outstanding during the period                       23,479    25,039    28,958
                                                     -------   -------   -------

Net income for the period                            $64,639   $73,926   $62,855
                                                     -------   -------   -------

Net income per share - assuming no dilution          $  2.75   $  2.95   $  2.17
                                                     =======   =======   =======



Primary:

Weighted average number of common shares
  outstanding during the period                       23,479    25,039    28,958
Weighted average number of common equivalent
  shares to reflect the dilutive effect of
  common stock equivalent securities:
    Warrants                                             118       110       110
    Stock options                                        291       193       199
    Common stock units related to Deferred
      Equity Compensation Plan for Directors               3        --        --
                                                     -------   -------   -------

Total common and common equivalent shares             23,891    25,342    29,267
                                                     -------   -------   -------

Net income per share                                 $  2.71   $  2.92   $  2.15
                                                     =======   =======   =======

Percentage of dilution compared to reported
  net income per share                                   1.5%      1.0%      0.9%


                           (Continued on next page)

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                                                          EXHIBIT 11 (CONTINUED)

                       HORACE MANN EDUCATORS CORPORATION
                      COMPUTATION OF NET INCOME PER SHARE
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  YEAR ENDED DECEMBER 31,
                                                ---------------------------

                                                  1996      1995      1994
                                                -------   -------   -------
Primary - reported:

Weighted average number of common shares
  outstanding during the period                  23,479    25,039    28,958
                                                -------   -------   -------

Net income for the period                       $64,639   $73,926   $62,855
                                                -------   -------   -------

Net income per share - assuming no dilution     $  2.75   $  2.95   $  2.17
                                                =======   =======   =======



Fully diluted:

Weighted average number of common shares
  outstanding during the period                  23,479    25,039    28,958
Weighted average number of common equivalent
  shares to reflect the dilutive effect of
  common stock equivalent securities:
   Warrants                                         122       116       110
   Stock options                                    398       318       199
   Common stock units related
     to Deferred Equity
     Compensation Plan for Directors                  3         -         -
Weighted average number of common equivalent
  shares to reflect the dilutive effect of
  convertible notes                                   -     2,857     2,857
                                                -------   -------   -------
Total common and common equivalent shares
  adjusted to calculate fully diluted
  earnings per share                             24,002    28,330    32,124
                                                -------   -------   -------

Net income for the period                       $64,639   $73,926   $62,855
  Interest expense, net of tax,
    on convertible notes                              -     4,016     3,979
                                                -------   -------   -------

Adjusted net income for the period              $64,639   $77,942   $66,834
                                                -------   -------   -------

Net income per share -
  assuming full dilution                        $  2.69   $  2.75   $  2.08
                                                =======   =======   =======

Percentage of dilution compared to
  reported net income per share                     2.2%      6.8%      4.1%
